As filed with the Securities and Exchange Commission on October 3, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ProFrac Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-2424964 (I.R.S. Employer Identification No.)

333 Shops Boulevard, Suite 301
Willow Park, Texas 76087
(254) 776-3722
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Austin Harbour

Chief Financial Officer

Steven Scrogham

Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

333 Shops Boulevard, Suite 301

Willow Park, Texas 76087

(254) 776-3722

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Samuel P. Williams, Esq.
James E. Bedar, Esq.
Ivan Chaykovskiy, Esq.
Brown Rudnick LLP
One Financial Center
Boston, Massachusetts 02111
(617) 856-8200

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated October 3, 2025

PROSPECTUS

ProFrac Holding Corp.

3,171,970 Shares of

Class A Common Stock

50,000 Shares of

8.00% Series A Redeemable Preferred Stock

This prospectus relates solely to the resale or other disposition of: (i) up to an aggregate of 3,171,970 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”) of ProFrac Holding Corp., a Delaware corporation (the “Company”), issuable upon the conversion of 8.00% Series A Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) of the Company, and (ii) up to an aggregate of 50,000 shares of the Series A Preferred Stock of the Company, by the securityholders identified in this prospectus (the “Selling Stockholders”). We will not receive any of the proceeds from the sale of these shares of our Class A Common Stock or Series A Preferred Stock by the Selling Stockholders.

The 3,171,970 (assuming a conversion date on September 30, 2026 with a liquidation preference of $63,439,394) shares of the Class A Common Stock consist of the shares of Class A Common Stock issuable to the Selling Stockholders named herein upon the conversion of the Series A Preferred Stock or upon the conversion of additional shares of Series A Preferred Stock issuable as payment-in-kind (“PIK”) dividends on such shares, in accordance with the Series A Certificate of Designation. Other than in connection with a change of control conversion (in accordance with the terms of the Series A Certificate of Designation), our Series A Preferred Stock is convertible in whole or in part, at the option of the holder thereof, into our Class A Common Stock at a conversion ratio of the quotient of (the “Conversion Ratio”): (i) the liquidation preference (as set forth in the Series A Certificate of Designation) as of the date of the conversion and (ii) the then applicable conversion price (which is initially set at $20.00, but may be adjusted from time to time, as set forth in the Series A Certificate of Designation). We cannot predict when, and how many, shares of our Class A Common Stock shall be issued upon the conversion of the Series A Preferred Stock or upon the conversion of additional shares of Series A Preferred Stock issuable as PIK dividends on such shares.

We are registering the shares of Class A Common Stock and Series A Preferred Stock for resale pursuant to the terms of that certain purchase agreement dated as of September 29, 2023, between us and certain of the Selling Stockholders pursuant to which the Selling Stockholders purchased 50,000 shares of the Series A Preferred Stock for an aggregate purchase price of $50 million (the “Purchase Agreement”). See “Selling Stockholders” for additional information. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Class A Common Stock or Series A Preferred Stock covered by this prospectus, and we cannot predict when or in what amounts the Selling Stockholders may sell any of the shares of Class A Common Stock or Series A Preferred Stock offered under this prospectus. The Selling Stockholders may offer and sell the securities described in this prospectus and any related prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. See “Plan of Distribution” for additional information.

If any underwriters, dealers or agents are involved in the sale of any of the securities offered under this prospectus, their names and any applicable purchase price, fee, commission or discount arrangement between or among them and the Selling Stockholders will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. We have agreed to pay certain expenses in connection with this prospectus and to indemnify the Selling Stockholders against certain liabilities.

Because all of the shares of Class A Common Stock and Series A Preferred Stock offered under this prospectus are being offered by the Selling Stockholders, we cannot currently determine the price or prices at which such shares may be sold under this prospectus. Our Class A Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ACDC.” Our Series A Preferred Stock is not listed on any national securities exchange. On October 2, 2025, the last reported sale price of our Class A Common Stock was $4.00 per share. We recommend that you obtain current market quotations for the shares of our Class A Common Stock and the Conversion Ratio of Series A Preferred Stock, as applicable, prior to making an investment decision.

The Selling Stockholders and the entities or persons affiliated with them, including our Executive Chairman, Matthew D. Wilks, our Chief Executive Officer, Johnathan L. Wilks, and ProFrac’s founders Messrs. Dan Wilks, Farris C. Wilks, beneficially own 153,319,197 shares of our Class A Common Stock and 50,000 shares of our Series A Preferred Stock, representing approximately 83.45% of the voting power of ProFrac Holding Corp., on a fully diluted basis, as of October 2, 2025. Accordingly, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements.

To our knowledge, as of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of the shares of the Class A Common Stock or Series A Preferred Stock in this offering. For additional information on the methods of sale, see the sections “About this Prospectus” and “Plan of Distribution” in this prospectus. We may amend or supplement this prospectus from time to time by filing amendments or supplements to the extent required. You should carefully read this prospectus and any amendments or supplements, as well as any documents incorporated by reference, before you make your investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement describing the method and terms of the offering of such securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under the registration statement, the Selling Stockholders may, from time to time, sell the offered shares of Class A Common Stock or Series A Preferred Stock in one or more offerings as described in this prospectus. In connection with the offer and sale of the shares of Class A Common Stock and/or Series A Preferred Stock by the Selling Stockholders, we may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold, and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Class A Common Stock and Series A Preferred Stock, you should refer to the registration statement on Form S-3 of which this prospectus is a part, including the exhibits thereto. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

We and the Selling Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

This prospectus may contain and incorporate by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

ii

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of such securities.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the documents incorporated by reference herein may also include trademarks, service marks and tradenames that are the property of other organizations. Our use or display of any third party’s trademarks, service marks, trade names or products in this prospectus and the documents incorporated by reference herein is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, trademarks, service marks and tradenames referred to in this prospectus may appear without the ®, SM and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks, service marks and tradenames.

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any prospectus supplement and the documents incorporated by reference herein or therein, contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express a belief, expectation or intention, as well as those that are not statements of historical fact. Forward-looking statements include information regarding our future plans and goals, as well as our expectations with respect to:

•	Our business strategy and future growth prospects;
•	Our industry;
•	Integration of acquired businesses;
•	Our future profitability, cash flows and liquidity;
•	Our financial strategy, budget, projections and operating results;
•	The amount, nature and timing of our capital expenditures and the impact of such expenditures on our performance;
•	The availability and terms of capital;
•	Our exploration, development and production activities;
•	The market for our existing and future products and services;
•	Competition and government regulations; and,
•	General economic conditions.

These forward-looking statements may be accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “should,” “could,” “would,” “likely,” “future,” “budget,” “pursue,” “target,” “seek,” “objective,” or similar expressions that are predictions of or indicate future events or trends that do not relate to historical matters.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and assumptions about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the “Risk Factors” section in our Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference.

We disclaim any obligation to update these statements unless required by law, and we caution you not to place undue reliance on them. Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, but not limited to, the following:

•	our ability to finance, consummate, integrate and realize the benefits expected from our past or future acquisitions, including any related synergies;
•	uncertainty regarding the timing, pace and extent of economic growth in the United States and elsewhere, which in turn may affect demand for crude oil and natural gas and the demand for our services;
•	the level of production of crude oil, natural gas and other hydrocarbons and the resultant market prices of crude oil, natural gas, natural gas liquids and other hydrocarbons;
•	a further decline or future decline in domestic spending by the onshore oil and natural gas industry;
•	actions by members of the Organization of Petroleum Exporting Countries, Russia and other oil-producing countries with respect to oil production levels and announcements of potential changes in such levels;
•	the political environment in oil and natural gas producing regions, including uncertainty or instability resulting from civil disorder, terrorism or war, such as the ongoing war between Russia and Ukraine, the war between Israel and Hamas, and the global response to such hostilities, which may negatively impact our operating results;

iv

•	changes in general economic and geopolitical conditions, including any impacts from inflation and tariffs;
•	competitive conditions in our industry;
•	changes in the long-term supply of and demand for oil and natural gas;
•	actions taken by our customers, competitors and third-party operators;
•	technological advances affecting energy consumption;
•	a decline in demand for proppant;
•	our ability as well as the ability of our customers to obtain permits, approvals and authorizations from governmental and third parties, and the effects of or changes to U.S. government regulation;
•	changes in the availability and cost of capital;
•	inflationary factors, such as increases in labor costs, material costs and overhead costs;
•	large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;
•	the effects of consolidation on our customers or competitors;
•	the price and availability of debt and equity financing, including changes in interest rates;
•	our ability to complete growth projects on time and on budget;
•	introduction of new drilling or completion techniques, or services using new technologies subject to patent or other intellectual property protections;
•	operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;
•	acts of terrorism, war or political or civil unrest in the United States or elsewhere;
•	loss or corruption of our information or a cyberattack on our computer systems;
•	the price and availability of alternative fuels and energy sources;
•	risks relating to launching new businesses;
•	federal, state and local regulation of hydraulic fracturing and other oilfield service activities, as well as exploration and production activities, including public pressure on governmental bodies and regulatory agencies to regulate the industry;
•	the availability of water resources, suitable proppant and chemicals in sufficient quantities for use in hydraulic fracturing fluids;
•	the effects of existing and future laws and governmental regulations (or the interpretation thereof) on us and our customers;
•	the severity and duration of widespread health events and related economic repercussions on the oil and gas industry and on demand for oil and gas; and
•	the effects of future litigation.

These and other important factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in (i) “Risk Factors” in this prospectus, (ii) our other reports and filings we made with the SEC from time to time, and (iii) other announcements we may make from time to time. Should one or more of the risks or uncertainties described in our SEC filed documents listed above or in this prospectus occur, or should underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statements. All such forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements in this section.

v

PROSPECTUS SUMMARY

This summary highlights important features of this offering and selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires or indicates, references to “Company,” “we,” “our,” “us,” and “ProFrac” refer to (i) before the completion of the corporate reorganization on May 17, 2022 (the “Corporate Reorganization”), ProFrac Holdings, LLC, a Texas limited liability company (“ProFrac LLC”), and its consolidated subsidiaries; and (ii) following the completion of the Corporate Reorganization, ProFrac Holding Corp., a Delaware corporation, and its consolidated subsidiaries. When we refer to a “fleet” or a “frac fleet,” we are referring to the pumping units, truck tractors, data trucks, storage tanks, chemical additive and hydration units, blenders and other equipment necessary to perform well stimulation services, including back-up pumping capacity.

ABOUT PROFRAC HOLDING CORP.

Overview

We are a technology-focused, vertically integrated, innovation-driven energy services holding company providing hydraulic fracturing, proppants production, other completion services and other complementary products and services including distributed power generation to leading upstream oil and natural gas companies engaged in exploration and production (“E&P”) of North American unconventional oil and natural gas resources throughout the United States. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. ProFrac operates in three business segments: Stimulation Services, Proppant Production and Manufacturing. Our Stimulation Services segment owns and operates a fleet of mobile hydraulic fracturing units and other auxiliary equipment that generates revenue by providing stimulation services to our customers. Our Proppant Production segment provides proppant to oilfield service providers and E&P companies. Our Manufacturing segment sells products such as high horsepower pumps, valves, piping, swivels, large-bore manifold systems, and fluid ends.

We employ a differentiated business model, focused on vertical integration, technological innovation and actively acquiring assets and businesses that expand our capabilities. In combination with our technical expertise, our ability to design and manufacture equipment and produce proppant positions us to custom tailor our products and services to meet the needs of our customers.

We believe our combined technical and operational capabilities integrated across our three segments uniquely position us to capitalize on the demand for well stimulation services to support the ongoing development of American oil and gas reserves.

Our operations are focused on the most active unconventional regions in the United States, where we have cultivated deep and longstanding customer relationships with some of those regions’ leading E&P companies. We believe we are among the largest well stimulation services providers in the United States. We operate throughout nearly all major unconventional oil and gas basins in the United States and our scale and geographical footprint provide us with both operating leverage as well as exposure to a diversified customer and commodity mix.

We are also among the largest producers of in-basin frac sand in the United States. In additional to the significant quantitative and qualitative benefits that our Proppant Production segment provides to our Stimulation Services segment, our scale, reach and proximity of our mines to customers’ well sites enable reliable, low-cost sand production for third party proppant customers.

Our business combines a young fleet of modern, technologically advanced pressure pumping equipment with vertically integrated proppant, chemicals and manufacturing, enabling us to deliver premium products and service quality while maintaining an advantaged cost structure.

Corporate Information

ProFrac Holding Corp. is a Delaware corporation. Our principal executive offices are located in Willow Park, Texas, and our telephone number is (254) 776-3722. Our website is http://www.pfholdingscorp.com. The information on our website is not incorporated into this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Shares of Class A Common Stock Offered Hereunder	Up to 3,171,970 shares of Class A Common Stock issuable to the Selling Stockholders named herein upon the conversion of shares of our Series A Preferred Stock or upon the conversion of additional shares of Series A Preferred Stock issuable as PIK dividends on such shares.
Shares of Series A Preferred Stock Offered Hereunder	50,000 shares of Series A Preferred Stock held by the Selling Stockholders named herein.
Use of Proceeds	We will not receive any proceeds from the sale of our shares of Class A Common Stock or Series A Preferred Stock offered by the Selling Stockholders under this prospectus but we will incur expenses in connection with the offering. See “Use of Proceeds” for additional information.
Class A Common Stock Outstanding	180,871,183 shares of Class A Common Stock prior to the issuance of shares issuable upon conversion of the Series A Preferred Stock and related shares of Series A Preferred Stock potentially issuable as PIK dividend.

184,043,153 shares of Class A Common Stock after giving effect to the issuance of shares upon conversion of the Series A Preferred Stock and related shares of Series A Preferred Stock potentially issuable as PIK dividends offered pursuant to this prospectus (assuming a conversion date on September 30, 2026 with a liquidation preference of $63,439,394).

Series A Preferred Stock Outstanding	50,000 shares of Series A Preferred Stock.
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Class A Common Stock or Series A Preferred Stock.
Nasdaq Symbol

“ACDC” for our Class A Common Stock.

Our Series A Preferred Stock is not listed on a national securities exchange, and we do not intend to apply to list our Series A Preferred Stock on a national securities exchange or to include the Series A Preferred Stock for listing on any national securities market. There is no public market for our Series A Preferred Stock

The number of shares of Class A Common Stock outstanding is based on 180,871,183 shares of Class A Common Stock outstanding as of October 2, 2025, and excludes the following:

•	3,120,708 shares of our Class A Common Stock reserved for issuance under our ProFrac Holding Corp. 2022 Long Term Incentive Plan;

•	2,750,000 shares of our Class A Common Stock reserved for issuance under our ProFrac Holding Corp. 2025 Employee Stock Purchase Plan;

•	3,171,970 shares of our Class A Common Stock reserved for future issuance upon conversion of our Series A Preferred Stock, including shares issuable upon conversion of additional shares of Series A Preferred Stock to be issued as future PIK dividends (assuming a conversion date on September 30, 2026 with a liquidation preference of $63,439,394).

The number of shares of Series A Preferred Stock outstanding is based on 50,000 shares of Series A Preferred Stock outstanding as of October 2, 2025.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and those risk factors that may be included in any applicable prospectus supplement, together with all of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering in evaluating any investment in our securities.

The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be materially adversely affected. Please carefully read “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

The Selling Stockholders and the entities or persons affiliated with them hold all of our outstanding shares of Series A Preferred Stock and a large percentage of our outstanding shares of Class A Common Stock, and the number of shares being registered for resale is significant in relation to the number of our outstanding shares of Class A Common Stock on a fully diluted basis.

We have filed a registration statement of which this prospectus is a part to register the shares of Class A Common Stock and the Series A Preferred Stock offered hereunder for sale by the Selling Stockholders. The Selling Stockholders and the entities or persons affiliated with them, including our Executive Chairman, Matthew D. Wilks, our Chief Executive Officer Johnathan L. Wilks, and ProFrac’s founders Messrs. Dan Wilks, Farris C. Wilks, beneficially own 153,319,197 shares of our Class A Common Stock and 50,000 shares of our Series A Preferred Stock, representing approximately 83.45% of the voting power of ProFrac Holding Corp., on a fully diluted basis, as of October 2, 2025. If the Selling Stockholders sell or the market perceives that the Selling Stockholders intend to sell the shares offered hereunder, the price of our Class A Common Stock may decline. Such sales may also make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we deem appropriate to raise funds through future equity offerings of our securities.

The issuance of Class A Common Stock upon the conversion of the Series A Preferred Stock may cause substantial dilution to our existing stockholders.

Our Series A Preferred Stock is convertible into our Class A Common Stock at a Conversion Ratio that is the quotient of: (i) the liquidation preference as of the date of the conversion and (ii) the then applicable conversion price (which is initially set at $20.00, but may be adjusted from time to time, in accordance with the terms of the Series A Certificate of Designation). It is likely that a larger amount of our Class A Common Stock will be issued the further into the future that our Series A Preferred Stock is converted into our Class A Common Stock. We cannot predict when, and how many, shares of our Class A Common Stock shall be issued upon the conversion of the Series A Preferred Stock, or predict or quantify any dilution existing holders of our Class A Common Stock may experience upon such conversion. The conversion of the Series A Preferred Stock into our Class A Common Stock could result in substantial dilution to existing holders of our Class A Common Stock.

Risks Related to our Series A Preferred Stock

There is no public market for our Series A Preferred Stock, and we do not expect there to be any market makers to develop a trading market in our Series A Preferred Stock.

Our Series A Preferred Stock is not listed on a national securities exchange and we do not intend to apply to list the Series A Preferred Stock on a national securities exchange or to include the Series A Preferred Stock for listing on any national securities market, and there is no public market for our Series A Preferred Stock. Most securities that are publicly traded in the United States outside of national securities exchanges have one or more broker-dealers acting as “market makers” for such security. A market maker is a firm that stands ready to buy and sell the security on a regular and continuous basis at publicly quoted prices. We do not believe that our Series A Preferred Stock will have any market makers, and there can be no assurance that a trading market in our Series A Preferred Stock will develop. This would contribute to a lack of liquidity in our Series A Preferred Stock, and could have a material adverse effect on holders’ ability to sell the Series A Preferred Stock.

Our Series A Preferred Stock bears a risk of redemption by us.

Except in limited circumstances, we may in our sole discretion, from time to time other than in connection with a liquidation, opt to redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock, for an amount per share of Series A Preferred Stock equal to a liquidation preference (initially equal the original issue price per share of $1,000.00 for each share of Series A Preferred Stock, which amount shall be adjusted as the result of any PIK accrual and as otherwise set forth in the Series A Certificate of Designation) as of the date of redemption multiplied by 1.15x. We may effect such a redemption at a time that is unfavorable to holders of the Series A Preferred Stock. We may have an incentive to voluntarily redeem the Series A Preferred Stock if market conditions allow us to issue other preferred stock or debt securities at a dividend or interest rate that is lower than the dividend rate on the Series A Preferred Stock.

Market interest rates may materially and adversely affect the value of our Series A Preferred Stock.

One of the factors that may influence the price of our Series A Preferred Stock is the dividend yield on our Series A Preferred Stock relative to market interest rates. Increases in market interest rates may lead prospective purchasers of our Series A Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Preferred Stock (in the event that a market for our Series A Preferred Stock were to develop) to materially decrease.

Voting rights of holders of our Series A Preferred Stock are limited.

Except as otherwise required by applicable law, holders of our Series A Preferred Stock are not entitled to any vote on matters submitted to our stockholders for approval. If an amendment requiring stockholder approval is proposed to our Second Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws, the holders of our Series A Preferred Stock will not be entitled to a class vote on the amendment, unless the proposed amendment would adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock. The holders of our Series A Preferred Stock do not have any right to elect any members of our board of directors. Holders’ lack of such rights could have a material adverse effect on the ability of the holders of the Series A Preferred Stock to sell their shares of Series A Preferred Stock.

USE OF PROCEEDS

On September 29, 2023, we entered into the Purchase Agreement with THRC Holdings, LP, a Texas limited partnership (“THRC Holdings”) and FARJO Holdings, LP, a Texas limited partnership (“FARJO Holdings”), pursuant to which, among other things, we agreed to issue and sell shares of our Series A Preferred Stock in a private placement transaction for an aggregate purchase price of $50 million. Pursuant to the Purchase Agreement, we agreed to register under the Securities Act the offer and resale of the shares of Series A Preferred Stock, including any shares of Class A Common Stock that may be acquired by the Selling Stockholders (and their successors and assigns) upon conversion of the Series A Preferred Stock in accordance with the Series A Certificate of Designation (as defined below). This registration statement relates only to the offer and resale of such shares of our Series A Preferred Stock and the shares of Class A Common Stock that may be acquired by the Selling Stockholders.

Accordingly, we will not receive any of the proceeds from any sale or other disposition by the Selling Stockholders of the Class A Common Stock or Series A Preferred Stock covered by this prospectus. All proceeds from the sale of the Class A Common Stock or Series A Preferred Stock will be paid directly to the Selling Stockholders. We have agreed to pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares of Class A Common Stock or Series A Preferred Stock. We will also bear all other costs, fees and expenses incurred in effecting the registration of the shares of Class A Common Stock and Series A Preferred Stock covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants, including our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which the shares of Class A Common Stock or Series A Preferred Stock may be sold by the Selling Stockholders under this prospectus, as the price will be determined by the prevailing public market price for our Class A Common Stock, the Conversion Ratio for our Series A Preferred Stock or by other factors or by negotiations between the Selling Stockholders and the buyers of the Series A Preferred Stock in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

This Registration Statement relates only to the resale of shares of Class A Common Stock or Series A Preferred Stock that may be offered by the Selling Stockholders and does not involve the issuance of additional securities by the Company (other than the issuance of shares of Class A Common Stock upon the conversion of the Series A Preferred Stock). We cannot predict when, and how many, shares of our Class A Common Stock shall be issued upon the conversion of the Series A Preferred Stock, or predict or quantify any dilution that existing holders of our Class A Common Stock may experience upon such conversion.

DESCRIPTION OF CAPITAL STOCK

The following summary description is based on the provisions of our Second Amended and Restated Certificate of Incorporation (the “Charter”), our Amended and Restated Bylaws (the “Bylaws”), the Series A Certificate of Designation, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This information may not be complete in all respects and is qualified entirely by reference to the Charter, the Series A Certificate of Designation and the Bylaws, in each case, as amended and supplemented, which are incorporated by reference into the registration statement of which this prospectus is a part.

Authorized Capital Stock

Our Charter authorizes the issuance of 1,000,000,000 shares of common stock divided into 600,000,000 shares of Class A Common Stock and 400,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, our “Common Stock”). An additional 50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), are also authorized under our Charter. As of October 2, 2025, there were 180,871,183 shares of Class A Common Stock issued and outstanding, held by 51 stockholders of record, no shares of Class B Common Stock outstanding, and 50,000 shares of Series A Preferred Stock outstanding, held by 3 stockholders of record. Except as otherwise provided in our Charter, shares of Class A Common Stock and Class B Common Stock have identical rights and privileges.

The number of authorized shares of our Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon (except as provided for the Series A Preferred Stock, described below), and no vote of the holders of our Class A Common Stock, Class B Common Stock or Preferred Stock, or of any series thereof, voting separately as a class shall be required therefor, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provisions thereto).

Common Stock

Voting Power

Holders of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to the stockholders, except as otherwise provided in our Charter or as otherwise required under the DGCL. There are no cumulative voting rights in the election of directors.

Dividends

Holders of shares of our Class A Common Stock are entitled to receive ratably, in proportion to the number of shares of Class A Common Stock held, such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared by the Company’s board of directors (the “Board”) at any time and from time to time out of funds of the Company legally available for that purpose, subject to any prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, and any restrictions under the Company’s credit agreements.

Liquidation, Dissolution and Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, following the distribution of the preferential amounts, if any, to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Class A Common Stock are entitled to receive the remaining assets of the Company as may be available for distribution to stockholders, ratably in proportion to the number of shares of Class A Common Stock held.

Preemptive or Other Rights

No stockholder shall, by reason of holding the shares of any class or series of our capital stock, have any preemptive or preferential rights to acquire or subscribe for any shares or securities of any class (whether now or hereafter authorized), which may at any time be issued, sold or offered for sale by the Company, unless specifically provided for in the terms of a series of Preferred Stock.

Preferred Stock

The Charter provides that shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board is authorized to fix the voting rights, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of Preferred Stock. The Board is able, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management.

We will fix the designations, voting powers, preferences and rights of the Preferred Stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of Preferred Stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of Preferred Stock being offered, including, to the extent applicable:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if applicable;
•	the provisions for a sinking fund, if applicable;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the Preferred Stock on any securities exchange or market;
•	whether the Preferred Stock will be convertible into our Common Stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights of the Preferred Stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment;
•	whether interests in the Preferred Stock will be represented by depositary shares;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the Preferred Stock;
•	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on the issuance of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the Preferred Stock.

The transfer agent for each series of Preferred Stock will be described in the applicable prospectus supplement.

Series A Preferred Stock

Pursuant to the Certificate of Designation of the Series A Redeemable Convertible Preferred Stock (the “Series A Certificate of Designation”), we have designated 50,000 shares of Preferred Stock, par value $0.01 per share, as Series A Preferred Stock. As of October 3, 2025, we had issued and outstanding 50,000 shares of Series A Preferred Stock that are convertible into 2,930,410 shares of our Class A Common Stock, subject to issuance of PIK Dividends (as defined below). The rights and restrictions granted or imposed on the shares of the Series A Preferred Stock are described below.

Dividend Rights

Whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, holders of the outstanding shares of our Series A Preferred Stock are entitled to cumulative paid-in-kind dividends (“PIK Dividends”) at a rate per share equal to eight percent per annum on the then-applicable Liquidation Preference (as such term is defined in the Series A Certificate of Designation). The PIK Dividend compounds and is payable quarterly in arrears.

Voting Rights

The Series A Preferred Stock is non-voting stock and does not entitle the holder thereof to vote on any matter submitted to the stockholders of the Company for their action or consideration, except as otherwise provided by the DGCL, the Series A Certificate of Designation, or the Company’s Charter (as each may be amended from time to time). In each instance in which the holders of the Series A Preferred Stock shall be entitled to vote pursuant to the DGCL, the Series A Certificate of Designation, or the Company’s Charter, each holder of the Series A Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote per share of the Series A Preferred Stock.

So long as any shares of the Series A Preferred Stock are outstanding, the Company may not, without the written consent or affirmative vote of the holders of at least seventy-five percent of the then outstanding shares of Series A Preferred Stock, take, among others, the following actions: (i) authorize or create, or increase the authorized amount of, or issue any class or series of Senior Stock (as defined in the Series A Certificate of Designation) or reclassify or amend the provisions of any existing class of securities of the Company into shares of Senior Stock; (ii) authorize, create or issue any stock or debt instrument or other obligation that is convertible or exchangeable into shares of the Company’s Senior Stock (or that is accompanied by options or warrants to purchase such Senior Stock); (iii) amend, alter or repeal any provision of the Charter or the Series A Certificate of Designation in a manner that would adversely affect the rights, preferences, privileges or powers of the Series A Preferred Stock; (iv) declare or pay any dividends or other distributions in cash or property with respect to the capital stock of the Company (other than dividends or other distributions of cash or property paid on the Series A Preferred Stock); (v) redeem, repurchase, recapitalize or acquire shares of the Company’s Class A Common Stock or other Junior Stock (as defined in the Series A Certificate of Designation), other than with respect to customary repurchase rights or tax withholding arrangements with respect to equity awards or benefit plans and the exchange of outstanding warrants or as contemplated by the Certificate of Incorporation, as in effect on the date of the Series A Certificate of Designation with respect to the Company’s Class B Common Stock; or (vi) notwithstanding anything to the contrary therein, repurchase, recapitalize or acquire shares of capital stock of the Company in a transaction that would be treated, in whole or in part, as a dividend for U.S. federal income tax purposes (unless such redemption, repurchase, recapitalization or acquisition, based on the Company’s reasonable determination, is an isolated transaction within the meaning of U.S. Treasury Regulations Section 1.305-3(b)(3) or is in connection with a Change of Control (as defined in the Series A Certificate of Designation)).

Conversion Right

Other than in connection with a Change of Control Conversion (as defined in the Series A Certificate of Designation), each holder of the Series A Preferred Stock, in accordance with the terms of the Series A Certificate of Designation, shall have the option from time to time to convert all or a portion of such holder’s shares of Series A Preferred Stock into shares of Class A Common Stock at a Conversion Ratio of the quotient of: (i) the Liquidation Preference as of the date of the conversion and (ii) the then applicable conversion price (which is initially set at $20.00, but may be adjusted from time to time, in accordance with the Series A Certificate of Designation).

Redemption Right

The Company may, at its option and in its sole discretion, from time to time (other than in connection with a Liquidation, as defined in the Series A Certificate of Designation) redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock for an amount per share of Series A Preferred Stock equal to the Liquidation Preference as of the date of redemption multiplied by 1.15.

Change of Control

Upon the occurrence of a Change of Control (as defined in the Series A Certificate of Designation) the Company may, but shall not be required to, at the Company’s sole option, either (a) convert all or part of the outstanding shares of Series A Preferred Stock into shares of Class A Common Stock at the greater of (i) the quotient of (A) the Liquidation Preference as of the date of such conversion and (B) the volume-weighted average trading price of the Class A Common Stock on the NASDAQ Global Market for the thirty trading day period (including the last day of such period) immediately preceding September 27, 2023 and (ii) the quotient of (X) the Liquidation Preference as of the date of such conversion and (Y) the volume-weighted average trading price of the Class A Common Stock on the principal national securities exchange on which the Class A Common Stock is then listed for trading for the thirty trading day period (including the last day of such period) immediately preceding the public announcement of such Change of Control by the Company; or (b) pay each holder of the Series A Preferred Stock a cash payment per share of the Series A Preferred Stock held by such holder equal to the greater of: (i) the Liquidation Preference as of the date of such payment and (ii) the amount such holder would have been entitled to receive in or as a result of such Change of Control if, immediately prior to the record date for payments relating to such Change of Control, such shares of Series A Preferred Stock had been converted into a number of shares of Class A Common Stock equal to the greater of (x) the Conversion Ratio at such time and (y) the then-applicable Liquidation Preference divided by the 30-Day VWAP of the Class A Common Stock on the trading day immediately preceding the Change of Control.

Annual Stockholder Meetings

Annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by means of remote communication.

Anti-Takeover Effects of the Charter, the Bylaws and Certain Provisions of Delaware Law

Some provisions of Delaware law, our Charter and our Bylaws make more difficult the removal of our incumbent officers and directors, or the acquisition of the Company by a third party by means of a tender offer, a proxy contest or otherwise. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware General Corporation Law Section 203

Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the Nasdaq Global Select Market, from engaging in any business combination (as defined in Section 203 of the DGCL) with any interested stockholder (as defined in Section 203 of the DGCL) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the business combination or the transaction which resulted in the shareholder becoming an interested shareholder is approved by the board of directors before the date the interested shareholder attained that status;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time the business combination is approved by the board of directors and authorized at a meeting of shareholders by at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

A corporation may elect not to be subject to Section 203 of the DGCL. We have elected to not be subject to the provisions of Section 203 of the DGCL.

ProFrac’s Charter and Bylaws

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A Common Stock.

Among other things our Charter and Bylaws:

•	establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•	provide our Board the ability to authorize undesignated Preferred Stock. This ability makes it possible for our Board to issue, without shareholder approval, Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company;

•	provide that until we cease to be a controlled company, the members of our Board designated by the parties to the ProFrac Stockholders’ Agreement - which ProFrac entered into on May 17, 2022 with Dan Wilks, Farris Wilks and entities owned by or affiliated with them (as amended on January 13, 2023, the “ProFrac Stockholders’ Agreement”) - will have a majority of the voting power of our Board;

•	provide that the authorized number of directors may be changed only by resolution of the Board, subject to the terms of the ProFrac Stockholders’ Agreement and the rights of the holders of any series of our Preferred Stock to elect directors under specified circumstances;

•	provide that, after we cease to be a controlled company, and subject to the terms of the ProFrac Stockholders’ Agreement, all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of Preferred Stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that, after we cease to be a controlled company, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of Preferred Stock with respect to such series;

•	provide that, after we cease to be a controlled company, our Charter and Bylaws may be amended by the affirmative vote of the holders of at least 66 2/3% in voting power of all then outstanding common stock entitled to vote thereon, voting together as a single class;

•	provide that, after we cease to be a controlled company, special meetings of our stockholders may only be called by the Board, the Chief Executive Officer or the Executive Chairman of the Board;

•	provide, after we cease to be a controlled company, for our Board to be divided into three classes of directors serving staggered three-year terms, other than directors which may be elected by holders of Preferred Stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors; and

•	provide that our Bylaws can be amended by the Board.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Charter provides that, unless ProFrac consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware, will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on ProFrac’s behalf, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder to ProFrac or ProFrac’s stockholders, (iii) any action, suit or proceeding asserting a claim arising pursuant to any provision of the DGCL, ProFrac’s Charter or Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of ProFrac’s capital stock will be deemed to have notice of, and consent to, the provisions of ProFrac’s Charter described in the preceding sentences. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with ProFrac or ProFrac’s directors, officers, employees or stockholders, which may discourage such lawsuits against ProFrac and such persons. However, stockholders will not be deemed to have waived ProFrac’s compliance with the federal securities laws and the rules and regulations thereunder and the exclusive forum provision would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act.

Our Charter also provides that the federal district courts of the United States will be the exclusive forum for any complaint asserting a cause of action under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this forum provision providing for exclusive jurisdiction of federal district courts with respect to suits brought to enforce any duty or liability created by the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Although the Charter contains the choice of forum provisions described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. The Charter, to the extent allowed by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or their respective affiliates in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and we renounce any expectancy that any of our directors or officers will offer any such corporate opportunity of which they may become aware to us.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter contains certain provisions permitted under the DGCL relating to the liability of directors and officers. These provisions eliminate the personal liability for monetary damages resulting from a breach of fiduciary duty as a director or officer, to the fullest extent permitted by the DGCL. Our Bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and also provide that we must pay expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions.

Listing

Our Class A Common Stock is traded on Nasdaq under the symbol “ACDC.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any securities market or other exchange of any securities covered by such prospectus supplement. Our Series A Preferred Stock is not listed on any national securities exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Equiniti Trust Company LLC (f/k/a American Stock Transfer & Trust Company, LLC. The Company acts in the capacity of the transfer agent and registrar for the Series A Preferred Stock.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale or other disposition by the Selling Stockholders from time to time of up to an aggregate of: (i) up to an aggregate of 50,000 shares of Series A Preferred Stock that are issued and outstanding as of the date of this prospectus, and (ii) up to 3,171,970 shares of Class A Common Stock issuable upon conversion of 50,000 shares of Series A Preferred that are issued and outstanding as of the date of this prospectus. Throughout this prospectus, when we refer to a “Selling Stockholder,” we mean each person listed in the tables below.

On September 29, 2023, we entered into the Purchase Agreement with THRC Holdings and FARJO Holdings, pursuant to which, among other things, we agreed to issue and sell shares of our Series A Preferred Stock in a private placement transaction for an aggregate purchase price of $50 million. Pursuant to the Purchase Agreement, we agreed to register under the Securities Act the offer and resale of the shares of Series A Preferred Stock, including any shares of Class A Common stock that may be acquired by the Selling Stockholders (and their successors and assigns) upon conversion of the Series A Preferred Stock in accordance with the Series A Certificate of Designation.

The Selling Stockholders and the entities or persons affiliated with them, including our Executive Chairman, Matthew D. Wilks, our Chief Executive Officer Johnathan L. Wilks, and ProFrac’s founders Messrs. Dan Wilks, Farris C. Wilks, beneficially own 153,319,197 shares of our Class A Common Stock and 50,000 shares of our Series A Preferred Stock, representing approximately 83.45% of the voting power of ProFrac Holding Corp., on a fully diluted basis, as of October 2, 2025. Accordingly, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements.

The following tables and footnote disclosures following the tables set forth information concerning the shares of Class A Common Stock and Series A Preferred Stock that may be offered from time to time by each Selling Stockholder, the nature of any position, office or other material relationship, if any, that each Selling Stockholder has had within the past three years with us or with any of our predecessors or affiliates and the number of shares of our Class A Common Stock and Series A Preferred Stock beneficially owned by each Selling Stockholder before this offering. The number of shares beneficially owned by each Selling Stockholder is determined in accordance with the SEC’s rules. Under these rules, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power. Percentage ownership is based on 183,844,337 shares of Class A Common Stock which consists of (i) 180,871,183 shares of Class A Common Stock outstanding as of October 2, 2025, (ii) 1,758,246 shares of Class A Common Stock issuable upon the conversion of the Series A Preferred Stock held by THRC Holdings, (iii) 42,744 shares of Class A Common Stock issuable upon exercise of warrants to purchase shares of Class A Common Stock held by THRC Holdings, (iv) 1,113,556 shares of Class A Common Stock issuable upon the conversion of Series A Preferred Stock held by FARJO Holdings, and (v) 58,608 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock held by Johnathan L. Wilks. In computing the number of shares beneficially owned by a Selling Stockholder and their percentage ownership, shares of Class A Common Stock subject to options, warrants or other rights held by such Selling Stockholder that are currently exercisable or will become exercisable within 60 days of October 3, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other Selling Stockholder. The number of shares set forth below in the table under the heading “Class A Common Stock” assumes the conversion of all shares of Series A Preferred Stock into shares of our Class A Common Stock as of September 30, 2026 with such liquidation preferences as set forth in the tables below.

We do not know when or in what amounts the Selling Stockholders may offer shares of Class A Common Stock or Series A Preferred Stock for sale. The Selling Stockholders may sell any or all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Class A Common Stock or Series A Preferred Stock, we cannot estimate the number of shares that will be held by the Selling Stockholders after completion of this offering. For purposes of the tables below, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Each of the Selling Stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the Selling Stockholders unless noted otherwise.

The information in the following tables has been provided to us by or on behalf of the Selling Stockholders and the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. See “Plan of Distribution” for additional information. Unless otherwise noted, the address of each Selling Stockholders listed in the tables below is c/o ProFrac Holding Corp., 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087.

Class A Common Stock

	Class A Common Stock Beneficially Owned Before this Offering(2)(4)(6)		Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Class A Common Stock Beneficially Owned Upon Completion of this Offering
Selling Stockholders	Number	Percentage	Number	Number	Percentage
THRC Holdings, LP (1)(2)	82,569,069	44.91%	1,903,182	80,665,887	43.88%
FARJO Holdings, LP (3)(4)	2,183,126	1.19%	1,205,348	977,778	0.53%
Johnathan L. Wilks (5)(6)	1,517,827	0.82%	63,439	1,454,388	0.79%

(1)	Based on information included in the Schedule 13D/A filed with the SEC on August 18, 2025 (“Schedule 13D”) by Matthew D. Wilks, Dan Wilks, THRC Holdings, LP, a Texas limited partnership (“THRC Holdings”), THRC Management, LLC, a Texas limited liability company (“THRC Management”), FARJO Holdings, LP, a Texas limited partnership (“FARJO Holdings”), FARJO Management, LLC, a Texas limited liability company (“FARJO Management”), Farris C. Wilks, Jo Ann Wilks and the Farris and Jo Ann Wilks 2022 Family Trust, a Texas irrevocable trust (the “Farris Trust”), and Heavenly Father’s Foundation, a 501(c)(3) private foundation (the “Foundation”). THRC Holdings is the record holder of the shares of Class A Common Stock reported herein. THRC Management is the general partner of THRC Holdings. Dan Wilks is the sole member of THRC Management. Accordingly, Dan Wilks may be deemed to have or share beneficial ownership of the shares of Class A Common Stock held directly by THRC Holdings. Dan Wilks and his wife Staci Wilks are the Trustees of the Foundation. The principal place of business for the foregoing entities, with the exception of the Foundation, is 17018 Interstate 20, Cisco, TX 76437. The business address of the Foundation is 949 Highway 203, Cisco, TX 76437.

(2)	Consists of (i) 80,623,143 shares of Class A Common Stock held by THRC Holdings, (ii) 1,903,182 shares of Class A Common Stock issuable upon the conversion of the 30,000 shares of Series A Preferred Stock held by THRC Holdings, assuming a conversion date on September 30, 2026 with a liquidation preference of $38,063,636.40, and (iii) warrants to purchase 42,744 shares of Class A Common Stock.

(3)	Based on information included in the Schedule 13D. FARJO Holdings is the record holder of the shares of Class A Common Stock reported herein. FARJO Management is the general partner of FARJO Holdings. Farris Wilks and Jo Ann Wilks are the members of FARJO Management. Farris Wilks and Jo Ann Wilks each serve as a trustee of the Farris Trust and, in such capacity, share dispositive power over the shares of Class A Common Stock owned by the Farris Trust. Farris Wilks has sole voting power over the 58,571,444 shares of Class A Common Stock owned by the Farris Trust. The principal place of business of the foregoing entities is 17018 Interstate 20, Cisco, TX 76437.

(4)	Consists of (i) 977,778 shares of Class A Common Stock held by FARJO Holdings and (ii) 1,205,348 shares of Class A Common Stock issuable upon the conversion of the 19,000 shares of Series A Preferred Stock held by FARJO Holdings, assuming a conversion date on September 30, 2026 with a liquidation preference of $24,106,969.72.

(5)	Based on information included in the Form 4 filed with the SEC on April 1, 2025 by Johnathan L. Wilks.

(6)	Consists of (i) 233,410 shares of Class A Common Stock held by Johnathan L. Wilks, (ii) 1,220,978 shares of Class A Common Stock held by KWELL Holdings, LP, a Texas limited partnership (“KHLP”). KWELL Group, LLC, a Texas limited liability company (“KWELL Group”), as the general partner of KHLP, has exclusive voting and investment control over the shares of Class A Common Stock held by KHLP, and therefore may be deemed to beneficially own such shares. Johnathan L. Wilks, as manager of KWELL Group, may exercise voting and investment power over the shares of Class A Common Stock owned by KHLP, and (iii) 63,439 shares of Class A Common Stock issuable upon the conversion of Series A Preferred Stock held by Johnathan L. Wilks, assuming a conversion date on September 30, 2026 with a liquidation preference of $1,268,787.88.

Series A Preferred Stock

	Series A Preferred Stock Beneficially Owned Before this Offering		Maximum Number of Shares of Series A Preferred Stock to be Sold Pursuant to this Prospectus	Series A Preferred Stock Beneficially Owned Upon Completion of this Offering
Selling Stockholders	Number	Percentage	Number	Number	Percentage
THRC Holdings, LP (1)(2)	30,000	60.0%	30,000	—	—%
FARJO Holdings, LP (3)(4)	19,000	38.0%	19,000	—	—%
Johnathan L. Wilks (5)	1,000	2.0%	1,000	—	—

(1)	Based on information included in the Schedule 13D. THRC Holdings is the record holder of the shares of Series A Preferred Stock herein. THRC Management is the general partner of THRC Holdings. Dan Wilks is the sole member of THRC Management. Accordingly, Dan Wilks may be deemed to have or share beneficial ownership of the shares of Series A Preferred Stock held directly by THRC Holdings. The principal place of business for the foregoing entities is 17018 Interstate 20, Cisco, TX 76437.

(2)	Represents 30,000 shares of Series A Preferred Stock purchased by THRC Holdings pursuant to the Purchase Agreement.

(3)	Based on information included in the Schedule 13D. FARJO Holdings is the record holder of the shares of Series A Preferred Stock reported herein. FARJO Management, LLC is the general partner of FARJO Holdings. Farris Wilks and Jo Ann Wilks are the members of FARJO Management. FARJO Management, as the general partner of FARJO Holdings, has exclusive voting and investment control over the shares of the Series A Preferred Stock held by FARJO Holdings, and therefore may be deemed to beneficially own such shares. Farris C. Wilks, as sole manager of FARJO Management, may be deemed to exercise voting and investment power over the shares of the Series A Preferred Stock directly owned by FARJO Holdings, and therefore may be deemed to beneficially own such shares. The principal place of business of the foregoing entities is 17018 Interstate 20, Cisco, TX 76437.

(4)	Represents 20,000 shares of Series A Preferred Stock purchased by FARJO Holdings pursuant to the Purchase Agreement, following the sale of 1,000 shares of Series A Preferred Stock by FARJO Holdings to Johnathan L. Wilks based on a Form 4 filed with the SEC by Johnathan L. Wilks on March 12, 2025.

(5)	Based on information included in the Form 4 filed with the SEC on March 12, 2025 by Johnathan L. Wilks.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their assignees and successors-in-interest may, from time to time, offer some or all of the shares of Class A Common Stock and/or Series A Preferred Stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. The Selling Stockholders will not pay any of the costs, expenses and fees in connection with the registration of the shares of Class A Common Stock or the Series A Preferred Stock covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and similar charges attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of Class A Common Stock or Series A Preferred Stock covered hereby.

The Selling Stockholders may sell some or all of the shares of Class A Common Stock and/or Series A Preferred Stock covered by this prospectus from time to time or may decide not to sell any of the shares of Class A Common Stock or Series A Preferred Stock covered by this prospectus. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholders may dispose of their shares by one or more of, or a combination of, the following methods:

•	distributions to members, partners, stockholders or other equityholders of the Selling Stockholders;
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an exchange distribution in accordance with the rules of Nasdaq;
•	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•	to or through underwriters or broker-dealers;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•	in privately negotiated transactions;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

Additionally, any shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. A Selling Stockholder that is an entity may elect to make an in-kind distribution of Class A Common Stock or Series A Preferred Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Class A Common Stock or Series A Preferred Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock or Series A Preferred Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares of Class A Common Stock or Series A Preferred Stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain U.S. states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some U.S. states, the shares offered hereunder may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock covered hereby may not simultaneously engage in market making activities with respect to the Class A Common Stock or Series A Preferred Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Brown Rudnick LLP will pass upon the validity of the securities offered by this prospectus and any supplement thereto. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of ProFrac Holding Corp. incorporated in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

KPMG LLP, independent registered public accounting firm, has audited the consolidated financial statements of Flotek Industries, Inc. as of December 31, 2022 and 2021, and for each of the years in the two year period ended December 31, 2022, their audit report is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference in this prospectus and elsewhere in the registration statement, and upon the authority of KPMG LLP as experts in accounting and auditing. The audit report covering the December 31, 2022 consolidated financial statements of Flotek Industries, Inc. contains an explanatory paragraph that states that Flotek Industries, Inc.’s recurring operating losses and negative cash flows from operations raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements of Flotek Industries, Inc. do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the SEC’s website. Our filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC, at our website at http://www.pfholdingscorp.com. Information contained on or accessible through our website is not part of this prospectus or any prospectus supplement, and the inclusion of our website in this prospectus is an inactive textual reference only.

This prospectus is part of the registration statement on Form S-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 10, 2025 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definivite Proxy Statement on Schedule 14A filed on April 29, 2025;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 7, 2025, and the quarter ended June 30, 2025, filed on August 7, 2025;

•	our Current Reports on Form 8-K for filed with the SEC on June 3, 2025, June 30, 2025 (except for the information furnished under Item 7.01 and Exhibit 99.1 thereto), August 14, 2025, and August 27, 2025; and

•	the description of our securities contained in Exhibit 4.12 to our Annual Report on Form 10-K, including any amendments thereto or reports filed for the purpose of updating such description.

All reports filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) filed by the registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website, at the address provided above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at the following address or telephone number:

ProFrac Holding Corp.

333 Shops Boulevard, Suite 301

Willow Park, Texas 76087

(254) 776-3722

Attn: Investor Relations

ProFrac Holding Corp.

3,171,970 Shares of

Class A Common Stock

50,000 Shares of

Series A Preferred Stock

Prospectus

       , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered hereby. All the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

SEC Registration Fee		$7,655.00
FINRA Filing Fee		*
Nasdaq Listing Fee		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Transfer Agent Fees and Expenses		*
Printing and Miscellaneous Fees and Expenses		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our Charter and Bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law. In addition, our Charter provides, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, that our directors and officers will not be liable for monetary damages to us for breaches of their fiduciary duty as directors or officers, except for liability for: (i) breach of their duty of loyalty to us or our stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for directors, any unlawful payments related to dividends or unlawful stock purchases, redemptions, or other distributions, (iv) derived an improper personal benefit from their actions, or (v) for officers, in any action by or in the right of the Company.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the proceedings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee, or agent for any liability arising out of his or her actions, regardless of whether the Delaware General Corporation Law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16. Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 21, 2021, by and between FTS International, Inc., ProFrac Holdings, LLC and ProFrac Acquisitions, Inc. (incorporated by reference to Exhibit 2.1 to ProFrac Holding Corp.’s Registration Statement on Form S-1 (File No. 333-261255) filed with the SEC on November 22, 2021).

2.2†	Agreement and Plan of Merger, dated as of June 21, 2022, by and among U.S. Well Services, Inc., ProFrac Holding Corp. and Thunderclap Merger Sub I, Inc. (incorporated by reference to Exhibit 2.1 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on June 24, 2022).

2.3	Master Reorganization Agreement, dated as of May 12, 2022, by and among ProFrac Holdings, LLC, ProFrac Holding Corp. and the other parties thereto (incorporated by reference to Exhibit 2.1 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on May 18, 2022).

3.1	Second Amended and Restated Certificate of Incorporation of ProFrac Holding Corp. (incorporated by reference to Exhibit 3.1 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on March 28, 2023).

3.2	Amended and Restated Bylaws of ProFrac Holding Corp., effective as of May 17, 2022 (incorporated by reference to Exhibit 3.2 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on May 18, 2022).

3.3	Certificate of Designation of Series A Redeemable Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on October 2, 2023).

4.1	Reference is made to Exhibit 3.1.

4.2	Reference is made to Exhibit 3.2.

4.3	Reference is made to Exhibit 3.3.

4.4	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to ProFrac Holding Corp.’s Registration Statement on Form S-1 (File No. 333-261255) filed with the SEC on November 30, 2021).

4.5	Form of West Munger Registration Rights Agreement (incorporated by reference to Exhibit 4.6 to Amendment No. 2 to ProFrac Holding Corp.’s Registration Statement on Form S-1 (File No. 333-261255) originally filed with the SEC on November 22, 2021).

4.6	Registration Rights Agreement dated as of May 17, 2022, by and among ProFrac Holding Corp., THRC Holdings, LP, Farris C. Wilks and the other parties thereto (incorporated by reference to Exhibit 4.1 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on May 18, 2022).

4.7	Right Agreement, dated as of December 20, 2021, by and among ProFrac Holdings, LLC and Eagleton Ventures, Inc. (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to ProFrac Holding Corp.’s Registration Statement on Form S-1 (File No. 333-261255) filed with the SEC on March 31, 2022).

4.8	Third Amended and Restated Limited Liability Company Agreement of ProFrac Holdings, LLC, dated as of May 17, 2022 (incorporated by reference to Exhibit 4.2 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on May 18, 2022).

4.9	Stockholders’ Agreement, dated as of May 17, 2022, by and among ProFrac Holding Corp., THRC Holdings, LP, Farris C. Wilks, FARJO Holdings, LP and the Farris and Jo Ann Wilks 2022 Family Trust (incorporated by reference to Exhibit 4.3 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on May 18, 2022).

4.10	First Amendment to Stockholders’ Agreement, effective as of January 13, 2023 between ProFrac Holding Corp. and THRC Holdings, LP, Farris C. Wilks, FARJO Holdings, LP and the Farris and Jo Ann Wilks 2022 Family Trust (incorporated by reference to Exhibit 10.2 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on January 12, 2023).

4.11	Amended and Restated Placement Agent Warrants of ProFrac Holding Corp. (incorporated by reference to Exhibit 10.5 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on November 1, 2022).

4.12	Amended and Restated RDO Warrants of ProFrac Holding Corp. (incorporated by reference to Exhibit 10.6 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on November 1, 2022).

4.13	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.4 to ProFrac Holding Corp.’s Registration Statement on Form S-8 (File No. 333-265176) filed with the SEC on May 24, 2022).

4.14	Form of Restricted Stock Unit Agreement (Directors) (incorporated by reference to Exhibit 4.5 to ProFrac Holding Corp.’s Registration Statement on Form S-8 (File No. 333-265176) filed with the SEC on May 24, 2022).

4.15	Indenture, dated December 27, 2023, by and among ProFrac Holdings II, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, calculation agent and collateral agent (incorporated by reference to Exhibit 4.1 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on December 28, 2023).

4.16	Form of Senior Secured Float Rate Note (incorporated by reference to Exhibit 4.2 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on December 28, 2023).

4.17	First Supplemental Indenture, dated as of June 12, 2024, among ProFrac Holdings II, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, calculation agent and collateral agent (incorporated by reference to Exhibit 4.3 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on June 14, 2024).

4.18	Second Supplemental Indenture, dated as of June 12, 2024, among ProFrac Holdings II, LLC, Advanced Stimulation Technologies, Inc. and U.S. Bank Trust Company, National Association, as trustee, calculation agent and collateral agent (incorporated by reference to Exhibit 4.4 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on June 14, 2024).

5.1*	Opinion of Brown Rudnick, LLP.

10.1	Series A Redeemable Convertible Preferred Stock Purchase Agreement, dated September 29, 2023, by and among ProFrac Holding Corp. and certain investors named therein (incorporated by reference to Exhibit 10.1 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on October 2, 2023).

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of KPMG LLP.

23.3*	Consent of Brown Rudnick, LLP (included in Exhibit 5.1).

23.4*	Consent of John T. Boyd Company.

24.1*	Power of Attorney, reference is made to the signature page of this registration statement on Form S-3.

107*	Filing Fee Table.

*	Filed herewith.
†	The schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Willow Park, Texas, on October 3, 2025.

PROFRAC HOLDING CORP.

By:	/s/ Matthew D. Wilks
	Name:	Matthew D. Wilks
	Title:	Executive Chairman and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Matthew D. Wilks and Austin Harbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3 (including any pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below as of October 3, 2025.

Name	Title

/s/ Matthew D. Wilks	Executive Chairman and Director (Principal Executive Officer)

/s/ Austin Harbour	Chief Financial Officer (Principal Financial Officer)

/s/ Michael S. Henry	Principal Accounting Officer

/s/ Ladd Wilks	Chief Executive Officer

/s/ Sergei Krylov	Director

/s/ Terry Glebocki	Director

/s/ Stacy Nieuwoudt	Director

/s/ Gerald Haddock	Director

/s/ Coy Randle	Director